                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         GOODY'S FAMILY CLOTHING, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        [GOODY'S FAMILY CLOTHING LOGO]

Dear Shareholders:

     You are cordially invited to attend the annual meeting of shareholders to be held at 10:00 a.m. (EDT) on Wednesday, June 19, 1996, at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee.

     The notice of the meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. A copy of the Company's 1995 Annual Report is also enclosed for your review.

     In addition to the specific matters to be acted upon at the meeting, as described in detail in the accompanying Proxy Statement, during the meeting there will be a review of fiscal 1995, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Robert M. Goodfriend
                                          --------------------------------
                                          Robert M. Goodfriend
                                          Chairman and
                                          Chief Executive Officer

Knoxville, Tennessee
May 17, 1996

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Goody's Family Clothing, Inc. (the "Company") will be held at 10:00 a.m. (EDT) on Wednesday, June 19, 1996, at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee for the following purposes:

          1. To elect two directors to serve for terms of three years;

          2. To consider and approve an amendment to the Discounted Stock Option Plan for Directors increasing the number of shares of Common Stock reserved for issuance thereunder from an aggregate of 50,000 shares to an aggregate of 150,000 shares of Common Stock; and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 29, 1996, are entitled to notice of and to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
    WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY
       CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU
          CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY
                        AND PERSONALLY CAST YOUR VOTE.

                                          By Order of the Board of Directors,

                                          /s/ Edward R. Carlin
                                          ------------------------------------
                                          Edward R. Carlin
                                          Secretary
Knoxville, Tennessee
May 17, 1996

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, June 19, 1996, and at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy card will be first mailed on or about May 17, 1996, to the shareholders of record of the Company (individually, a "Shareholder" and collectively, the "Shareholders") at the close of business on April 29, 1996 (the "Record Date").

     Proxies will be voted as specified by Shareholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share, of the Company (the "Common Stock") represented thereby will be voted (i) FOR the election as directors of the Company of the two nominees listed in this Proxy Statement, and (ii) FOR the approval of the amendment to the Discounted Stock Option Plan for Directors (the "Directors Plan") increasing the number of shares of Common Stock reserved for issuance thereunder from an aggregate of 50,000 shares to an aggregate of 150,000 shares of Common Stock (the "Directors Plan Amendment"). A signed proxy submitted by a Shareholder will not affect his or her right to attend, and to vote in person at, the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, by executing a proxy bearing a later date or by attending and voting in person at the Annual Meeting.

     There are 16,125,212 shares of Common Stock entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. Pursuant to the provisions of the Tennessee Business Corporation Act, April 29, 1996, has been fixed as the Record Date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of all the shares of Common Stock entitled to vote must be present in person, or represented by proxy, at the Annual Meeting to constitute a quorum and to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

     Under Tennessee law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Approval of the Directors Plan Amendment requires the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon at the Annual Meeting. Abstentions will have the same effect as votes cast against the approval of the Directors Plan Amendment; however, broker non-votes will have no effect on the outcome of the approval of the Directors Plan Amendment.

     Approval of any other matter that may properly come before the Annual Meeting requires that votes cast in favor of such matter exceed votes cast opposing the matter. Abstentions will not be counted in determining the minimum number of votes required for approval of any other matter and will, therefore, not have the effect of affirmative or negative votes. Similarly, broker non-votes will not be counted as votes for or against approval.

     The terms "fiscal 1993," "fiscal 1994," "fiscal 1995," "fiscal 1996," and "fiscal 1997," as used herein refer to the Company's fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, and its fiscal years ending February 1, 1997 and January 31, 1998, respectively.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date (except in the case of FMR Corp. and the other persons and entities referenced in footnote 6, the following table sets forth information regarding their beneficial ownership of the outstanding shares of Common Stock as of December 31, 1995) for (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the executive officers of the Company named in "Table I -- Summary Compensation Table," (iii) each director and director nominee of the Company, and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Securities and Exchange Commission (the "Commission"), a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                      Number of Shares and Nature of Beneficial
                                                           Ownership at April 29, 1996(1)
                                               -------------------------------------------------------
                                                                                           Number of
                                                                                           Shares in
                                                                                         Second Column
                                                 Voting or Investment                    Which May Be
                                                        Power                              Acquired
                                               ------------------------     Percent        within 60
                    Name                          Sole         Shared       of Class        Days(2)
- - ---------------------------------------------  ----------     ---------     --------     -------------
Robert M. Goodfriend(3)......................   9,738,355(4)     11,250(5)    60.5%              --
FMR Corp.(6).................................          --     1,611,800       10.0%              --
Harry M. Call................................      85,071            --          *           80,000
Edward R. Carlin.............................      26,035            --          *           26,000
Thomas R. Kelly, Jr..........................       8,000            --          *            8,000
David R. Mullins.............................      56,000            --          *           50,750
James L. Clayton.............................      30,679         2,000(7)       *            5,229
Samuel J. Furrow.............................       5,229            --         --            5,229
Robert F. Koppel.............................       5,229            --         --            5,229
Irwin L. Lowenstein..........................          --            --         --               --
Cheryl L. Turnbull...........................       5,229            --         --            5,229
All Directors and Executive Officers as a
  Group (11 Persons).........................  10,010,827        13,550(8)    61.3%         236,666

- - ---------------

(1) As previously noted, the information regarding the beneficial ownership of the outstanding shares of Common Stock held by FMR Corp. and the persons and entities referenced in footnote 6 is as of December 31, 1995.
(2) This column lists the number of shares of Common Stock which the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans.
(3) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(4) These shares do not include 417,270 shares (2.6% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children, as to which Mr. Goodfriend disclaims beneficial ownership. Mr. Goodfriend has no voting or investment power with respect to these shares.
(5) These shares are owned by Mr. Goodfriend's wife, and Mr. Goodfriend shares voting and investment power with her with respect to these shares.
(6) According to a Schedule 13G filed by FMR Corp. ("FMR"), Mr. Edward C. Johnson 3d, Ms. Abigail P. Johnson, Fidelity Management & Research Company, a registered investment advisor and a wholly-owned subsidiary of FMR ("Fidelity"), and Fidelity Contrafund, Mr. Johnson is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR and each may be deemed to be members of a controlling group with respect to FMR. The
     Schedule 13G states that, at December 31, 1995, (i) Fidelity was the beneficial owner of 1,611,800 shares (10% of the outstanding shares of Common Stock) as a result of acting as an investment advisor to various registered investment companies (the "Funds"), (ii) Fidelity Contrafund, one of the Funds, was the beneficial owner of 1,559,500 shares (9.67% of the outstanding shares of Common Stock), (iii) each of Mr. Johnson 3d, FMR (through its control of Fidelity) and the Funds has sole power to dispose of the 1,611,800 shares, and (iv) the power to vote the 1,611,800 shares resides with the Board of Trustees of the Funds. The address of FMR, Fidelity and Fidelity Contrafund is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) Mr. Clayton shares voting and investment power with his wife with respect to the these shares.
(8) Voting and investment power with respect to these shares are shared with certain family members of the respective director or executive officer. See footnotes 5 and 7 above.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class I directors, Mr. James L. Clayton and Ms. Cheryl L. Turnbull, will expire at the Annual Meeting. Mr. Irwin L. Lowenstein and Ms. Turnbull are nominees for election at the Annual Meeting as Class I directors to serve until the 1999 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders.

     The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time, and that at least 51% of the Board shall be Independent Directors. For purposes of the Bylaws, a person shall be deemed to be an "Independent Director" if he or she (i) is not an executive officer or an employee of the Company or any subsidiary or affiliate of the Company, (ii) has not served as an executive officer of the Company at any time during the two years preceding his or her election as a director of the Company and has not served in such capacity for a period exceeding ten years, (iii) is not a family member (i.e., parent, sibling, grandparent, mother-in-law, father-in-law, spouse, former spouse, child, stepchild, grandchild or any other blood or legal relative) of any executive officer or any other employee described in clause (i) or (ii) above, (iv) is not a person, or is not a family member or Affiliate or Associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any person, who beneficially owns 25% or more of the securities of the Company then entitled to vote in the election of directors of the Company, and
(v) is free from any relationship that, in the good faith opinion of the other Independent Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of an Independent Director. The Board is currently comprised of six members and all of the directors, other than Mr. Robert M. Goodfriend and Mr. Harry M. Call, meet the requirements for being an Independent Director. If elected, Mr. Lowenstein will be an Independent Director.

     Since the Board has only nominated two persons for election as Class I directors and has fixed the number of Class I directors at two directors, proxies granted by the Shareholders cannot be voted for a greater number of persons than the number of nominees named herein. The election of the Class I directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and the affirmative vote of the holders of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, beneficially owns approximately 60.5% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class I directors of the Company of the two nominees listed below. Accordingly, the affirmative vote of Mr. Goodfriend will be sufficient to elect as Class I directors the two nominees listed below regardless of the vote of the other Shareholders with respect to their election.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

DIRECTOR, DIRECTOR NOMINEE AND EXECUTIVE OFFICER INFORMATION

     The following table sets forth biographical data for the last five years for each director, for each nominee for director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS I DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING;
                 TERM EXPIRING AT THE 1999 ANNUAL MEETING

                                                                                        Executive
                                  Position(s) With Company, Principal      Director      Officer
         Name            Age       Occupation and Business Experience       Since         Since
- - -----------------------  ---     --------------------------------------    --------     ---------
Irwin L. Lowenstein      60      Director Nominee; Chairman since July         --            --
                                 1994, Chief Executive Officer since
                                 May 1989 and a director since March
                                 1977 of Rhodes, Inc. (a publicly-held
                                 specialty furniture retailer)
                                 ("Rhodes"). Previously served as
                                 President from March 1977 to July 1994
                                 and Chief Operating Officer from March
                                 1977 to May 1989 of Rhodes; and a
                                 director of L.A.T. Sportswear, Inc. (a
                                 sportswear manufacturer and
                                 distributor) since July 1994.
Cheryl L. Turnbull       35      Director; currently, a private              1995            --
                                 investor. Previously served as
                                 Managing Director of Aston Limited
                                 Partners, L.P. (a bank re- engineering
                                 firm) from August 1992 to June 1995;
                                 and Vice President of Merchant Banking
                                 for Prudential Securities, Inc. (a
                                 merchant bank) and in various other
                                 capacities from August 1987 to
                                 December 1991.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

CLASS II DIRECTORS -- TERM EXPIRING AT THE 1997 ANNUAL MEETING

                                                                                        Executive
                                  Position(s) With Company, Principal      Director      Officer
         Name            Age       Occupation and Business Experience       Since         Since
- - -----------------------  ---     --------------------------------------    --------     ---------
Harry M. Call            51      Director; President and Chief               1995          1995
                                 Operating Officer of the Company since
                                 January 1995; a director of Cush
                                 Industries (a medical supply company)
                                 since August 1994. Previously served
                                 as the Director of Operations of
                                 Processed Foods Corporation (a food
                                 processing company) from October 1993
                                 to January 1995; and Director, Chief
                                 Operating Officer and Executive Vice
                                 President of the Company from January
                                 1988 to August 1993.
Samuel J. Furrow         54      Director; Chairman of Furrow Auction        1995            --
                                 Company (a real estate and equipment
                                 sales company) since April 1968;
                                 Chairman of Furrow-Justice Machinery
                                 Corporation (an importer and exporter
                                 of heavy construction equipment) since
                                 September 1983; Owner of Knoxville
                                 Motor Company (a Mercedes- Benz
                                 dealership) since December 1980; a
                                 director of Southeastern Advertising
                                 Inc. (an advertising agency) since
                                 April 1968; and a director of First
                                 American National Bank since September
                                 1993.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 1998 ANNUAL MEETING

                                                                                        Executive
                                  Position(s) With Company, Principal      Director      Officer
         Name            Age       Occupation and Business Experience       Since         Since
- - -----------------------  ---     --------------------------------------    --------     ---------
Robert M. Goodfriend     46      Chairman of the Board of Directors and      1973          1977
                                 Chief Executive Officer of the
                                 Company.
Robert F. Koppel         49      Director; President of East Tennessee       1995            --
                                 Children's Hospital since August 1976.

EXECUTIVE OFFICERS (IN ADDITION TO MESSRS. GOODFRIEND AND CALL):

                                                                                     Executive
                                      Position(s) With Company, Principal             Officer
        Name          Age             Occupation and Business Experience               Since
- - --------------------  ---     ---------------------------------------------------    ---------
Edward R. Carlin      55      Executive Vice President, Chief Financial Officer         1994
                              of the Company since July 1994 and Secretary of the
                              Company since February 1995. Previously served as a
                              director, Executive Vice President, Chief Financial
                              Officer and Secretary of Oshman's Sporting Goods,
                              Inc. (a publicly-held retail sporting goods chain)
                              and in various other capacities from August 1982 to
                              July 1994.
Thomas R. Kelly, Jr.  51      Executive Vice President, General Merchandise             1995
                              Manager of the Company since January 1995.
                              Previously served as Senior Vice President and
                              General Merchandise Manager of Solo Serve
                              Corporation (an off-price retailer) from November
                              1993 to June 1994; Executive Vice President,
                              General Merchandise Manager of the Company from
                              October 1990 to June 1993; and General Merchandise
                              Manager of Ira A. Watson Company (an apparel and
                              housewares retailer) from December 1985 to October
                              1990.
Carmen Monaco         49      Senior Vice President, Marketing and Advertising of       1992
                              the Company since January 1995. Previously served
                              as Vice President, Marketing and Advertising of the
                              Company from August 1992 to January 1995; and Vice
                              President, Marketing/Sales Promotion of Miller's
                              Outpost (a retail clothing chain) from April 1987
                              to August 1992.
David R. Mullins      44      Senior Vice President, Store Operations of the            1980
                              Company since July 1994. Previously served as Vice
                              President, Store Operations of the Company from
                              August 1980 to July 1994; and as a Director from
                              November 1991 to October 1993.
Marcus H. Smith, Jr.  39      Senior Vice President, Real Estate of the Company         1995
                              since April 1995. Previously served as Vice
                              President of Development of Valparaiso Realty
                              Company (a real estate development company) from
                              May 1992 to April 1995; and Vice President of Real
                              Estate of Enstar Specialty Retail (an apparel and
                              shoe retailer) from August 1989 to May 1992.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During fiscal 1995, the Board met eight times. Each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served.

     The Bylaws provide that the Board shall have and maintain Audit and Compensation Committees. The Bylaws further provide that each of such committees shall consist of not less than three directors and all members of such committees shall be Independent Directors. The Audit Committee consists of Messrs. Furrow and Koppel and Ms. Turnbull and is responsible for making recommendations to the Board for the selection and remuneration of independent auditors to audit the Company's annual financial statements. The Audit Committee also reviews (i) the results and findings of audits performed by the independent auditors and the Company's internal audit department and their recommendations therewith, (ii) the Company's systems of internal accounting controls and significant accounting policies, and (iii) the nature of non-audit services performed by the independent auditors. During fiscal 1995, the Audit Committee met four times.

     The Compensation Committee consists of Messrs. Clayton and Koppel and Ms. Turnbull and is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other officers and key management of the Company and making recommendations thereof to the Board and for administering the Company's stock option plans. In carrying out such responsibilities, the Compensation Committee reviews the salaries and benefits of key employees and recommends performance targets under the Company's bonus plan, incentive awards and the amount of contributions to the Company's Profit Sharing Plan. During fiscal 1995, the Compensation Committee met five times.

     The Board also has a Nominating Committee whose members are Messrs. Furrow, Clayton and Goodfriend. The Nominating Committee is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee has met once in fiscal 1996 to date and did not meet during fiscal 1995.

DIRECTORS' COMPENSATION

     No compensation is paid to executive officers of the Company for services rendered in their capacities as directors.

     Each non-employee director is entitled to receive a monthly retainer of $1,000 and a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings). The Board has also instituted a policy which provides that eight hours of committee work outside of formal committee meetings by a non-employee director is equivalent to attendance at one committee meeting, thereby entitling such director to a fee of $1,500. In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 7,500 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 1,500 shares of Common Stock are also awarded to each non-employee director. The above stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

     Non-employee directors are permitted to irrevocably elect to receive (in lieu of cash for directors' fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period beginning on the first day of the third quarter of the current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At the Board meeting on June 21, 1995, following the 1995 annual meeting of shareholders, all non-employee directors elected to receive 100% of their directors' fees for the 1995 Plan Year (the period including the last two quarters of fiscal 1995 and the first two quarters of fiscal 1996) in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 1996 Plan Year (the period including the last two quarters of fiscal 1996 and the first two quarters of fiscal 1997) at the Board meeting planned for June 19,

1996, following the Annual Meeting. See "Proposal 2 -- Approval of Amendment to Discounted Stock Option Plan for Directors."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Commission on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. Based solely on its review of such forms, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 1995 were complied with on a timely basis.

OTHER MATTERS

     On September 29, 1995, the Commission entered an Order Instituting Public Proceedings Pursuant to Section 21C of the Exchange Act, Making Findings and Imposing Relief, and Cease-and-Desist Order against the Company and Robert M. Goodfriend, the Chairman and Chief Executive Officer of the Company, Release No. 36308, File No. 3-8852 (the "Order"). In anticipation of the Order, the Company and Mr. Goodfriend each submitted an Offer of Settlement without admitting or denying the findings set forth therein, and consented to the entry of the Order by the Commission. Pursuant to the Order, the Commission found that during the years of 1992 and 1993: (i) the Company violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder and (ii) Mr. Goodfriend violated Rule 13b2-1 and caused the Company's violation of the above-referenced Sections. In addition, the Commission entered an order that each of the Company and Mr. Goodfriend cease-and-desist from committing or causing any violation, and from committing or causing any future violation, of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder.

     On August 28, 1995, the United States District Court for the Eastern Division of Tennessee, Northern Division at Knoxville entered an Order and Final Judgment approving the settlement agreement entered into by the Company in connection with the lawsuit filed against it in such court on November 24, 1993, styled Deborah Landes, on behalf of herself and all others similarly situated, vs. Robert M. Goodfriend, Roger L. Jenkins, Donald A. VandenBerg, Harry M. Call and Goody's Family Clothing, Inc. and dismissed such lawsuit with prejudice. The class action complaint had alleged that the price of the Common Stock was artificially inflated as a result of false and misleading statements concerning the Company's liquidity and financial condition. These allegations related to the transactions referred to above in connection with the Order. The proposed settlement was preliminarily approved by the court in April 1995 and, under the terms of such proposed settlement, the Company paid into escrow a sum of $3,200,000 in full and final settlement of the plaintiff's claims for damages. The Company's insurer reimbursed a sum of $1,300,000 to the Company under its Directors' and Officers' Indemnification and Liability coverage. The Company had expensed the net amount of $1,900,000 as an unusual item relating to this lawsuit in fiscal 1994.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain information required by the Commission relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers at the end of fiscal 1995. All of such executive officers are hereinafter referred to as the "named executive officers."

                     TABLE I -- SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                              Long-Term
                                            Annual Compensation              Compensation
                                    ------------------------------------     ------------
                                                               Other          Securities        All
                                                               Annual         Underlying       Other
                          Fiscal     Salary     Bonus       Compensation       Options      Compensation
   Name and Position       Year       ($)        ($)           ($)(1)            (#)            ($)
- - ------------------------  -------   --------   --------     ------------     ------------   ------------
Robert M. Goodfriend....    1995     500,000    100,000         88,206(2)            --         37,811(3)
  Chairman and              1994     500,000         --        152,461(2)            --         66,462(3)
  Chief Executive           1993     509,620    250,000         96,213(2)            --         53,879(3)
  Officer
Harry M. Call(4)........    1995     275,000    100,000             --          120,000          8,698(5)
  President and             1994      15,432         --             --               --            357(5)
  Chief Operating           1993     155,192         --             --               --            800(5)
  Officer
Edward R. Carlin(4).....    1995     215,000      5,000             --           45,000(6)          --
  Executive Vice            1994     120,638     90,000         86,582(7)         9,000(8)          --
  President, Chief          1993          --         --             --               --             --
  Financial Officer and
  Secretary
Thomas R. Kelly,            1995     215,000     14,000             --           40,000             --
  Jr.(4)................    1994          --         --             --               --             --
  Executive Vice            1993     121,308         --             --               --             --
  President, General
  Merchandise Manager
David R. Mullins........    1995     215,000      5,000             --           19,500(6)       7,164(9)
  Senior Vice President,    1994     156,923     58,077             --            7,250         14,531(9)
  Store Operations          1993     149,038     65,000             --               --         11,975(9)

- - ---------------

(1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
(2) Consists of (i) $69,028, $82,650 and $81,907 in fiscal 1995, 1994 and 1993, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable industry standard fare level formula established by the Internal Revenue Service,
     (ii) $19,002, $17,264 and $14,306 in fiscal 1995, 1994 and 1993, respectively, for his personal use of the Company's automobiles, and (iii) $52,445 in fiscal 1994 for a Company car given to him.
(3) Includes (i) non-cash benefits of $27,042, $34,201 and $31,833 in fiscal 1995, 1994 and 1993, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies (see "Certain Transactions"), and (ii) $10,769, $32,261 and $22,046 in fiscal 1995, 1994 and 1993, respectively, attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan.
(4) Messrs. Call and Kelly were employed by the Company from January 1988 to August 1993, and from October 1990 to June 1993, respectively, and were both rehired in January 1995. Mr. Carlin was hired by the Company in July 1994. Accordingly, the amounts included in this table reflect compensation paid to each of these named executive officers for fiscal 1995 and for the respective portions of fiscal 1994 and 1993.
(5) Consists of (i) $3,200, $357 and $800 in fiscal 1995, 1994 and 1993, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Call's family is the beneficiary, (ii) $4,816 for disability insurance premiums paid by the Company in fiscal 1995, and (iii) $573 attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan in fiscal 1995.
(6) Includes stock options to purchase 35,000 and 7,500 shares of Common Stock issued to Messrs. Carlin and Mullins, respectively, as a result of the repricing of previously issued stock options. See "Table IV -- Ten Year Option Repricings."
(7) Consists of (i) $82,767 for the reimbursement of Mr. Carlin's relocation costs by the Company, and (ii) $3,527 attributable to his personal use of the Company's automobile.
(8) Excludes 35,000 stock options granted in fiscal 1994 which were terminated in connection with a stock option repricing. See "Table IV -- Ten Year Option Repricings."
(9) Consists of (i) $5,111, $12,478 and $9,934 in fiscal 1995, 1994 and 1993, respectively, attributable to the Company's contributions and allocations on Mr. Mullins' behalf to the Company's Profit Sharing Plan, (ii) $800 for each of fiscal 1995, 1994 and 1993 attributable to the Company's payment of term life insurance premiums as to which his family is the beneficiary, and
     (iii) $1,241 for each of fiscal 1995, 1994 and 1993 for disability insurance premiums paid by the Company.

                    TABLE II -- OPTION GRANTS IN FISCAL 1995

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 1995 to the named executive officers. No stock appreciation rights ("SARs") were granted in fiscal 1995.

                                                                                            Potential Realizable
                                                  Individual Grants                           Value at Assumed
                            -------------------------------------------------------------   Annual Rates of Stock
                                                    % of Total                               Price Appreciation
                            Number of Securities      Options       Exercise                 for Option Term(1)
                                 Underlying           Granted       or Base                 ---------------------
                              Options Granted     to Employees in    Price     Expiration      5%         10%
           Name                     (#)           Fiscal Year(2)     ($/Sh)       Date        ($)         ($)
- - --------------------------- --------------------  ---------------   --------   ----------   --------   ----------
Robert M. Goodfriend.......       --                  --              --           --          --          --
Harry M. Call(3)(4)........        120,000             15.36%          8.50       2/06/05    641,473    1,625,617
Edward R. Carlin(3)(5).....         10,000              1.28%          8.50       2/06/05     53,456      135,468
Edward R. Carlin(3)(6).....         35,000              4.48%         11.38       6/20/05    250,489      634,788
Thomas R. Kelly,
  Jr.(3)(7)................         40,000              5.12%          8.50       2/06/05    213,824      541,872
David R. Mullins(3)(5).....         12,000              1.54%          8.50       2/06/05     64,147      162,562
David R. Mullins(3)(6).....          7,500              0.96%         11.38       6/20/05     53,676      136,026

- - ---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(2) The percent of stock options granted to each named executive officer is based on the total number of stock options granted amounting to 781,466 during fiscal 1995.
(3) All stock options granted to named executive officers have exercise prices equal to the fair market value of the Common Stock on the date of grant and may be exercised until the earlier of (i) the tenth anniversary of the date of grant, or (ii) thirty days after the optionee ceases to be an employee or director of the Company for any reason other than death or disability, or (iii) the first anniversary of the optionee's death or disability.

(4) These stock options were granted on February 7, 1995. Stock options to purchase 60,000 shares of Common Stock vested on the date of grant and the remaining stock options to purchase 60,000 shares of Common Stock vest in equal annual increments over three years from the date of grant.
(5) These stock options were granted on February 7, 1995, and vested immediately on the date of grant.
(6) These stock options were granted on June 21, 1995, as a result of the repricing of previously issued stock options and vest in equal annual increments over five years from the date of repricing. See "Table IV -- Ten Year Option Repricings."
(7) These stock options were granted on February 7, 1995, and vest in equal annual increments over five years from the date of grant.

          TABLE III -- AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value of unexercised stock options held by the named executive officers at February 3, 1996. During fiscal 1995, none of the named executive officers exercised any stock options to purchase Common Stock. There were no SARs exercised in fiscal 1995 and there are no SARs outstanding at February 3, 1996.

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised     In-the-Money Options
                                                            Options at FY-End             at FY-End
                                                                   (#)                      ($)(1)
                                                          ----------------------     --------------------
                                                               Exercisable/              Exercisable/
        Name                                                  Unexercisable             Unexercisable
- - ---------------------                                     ----------------------     --------------------
Robert M. Goodfriend....................................          --                           --
Harry M. Call...........................................       60,000/60,000                   0/0
Edward R. Carlin........................................       19,000/35,000                   0/0
Thomas R. Kelly, Jr.....................................            0/40,000                   0/0
David R. Mullins........................................       49,250/15,000                   0/0

- - ---------------

(1) Represents the value of unexercised, in-the-money stock options at February 2, 1996 (the last trading day of fiscal 1995), using the $7.25 closing price of the Common Stock on that date.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. The Company does not have an employment contract with Mr. Goodfriend.

     Harry M. Call and Thomas R. Kelly, Jr. The terms of the Company's employment contracts with Messrs. Call (dated January 16, 1995) and Kelly (dated January 30, 1995) are substantially identical. Pursuant to the employment contracts, each of such executives is considered an at-will employee and his employment may be terminated at any time subject to the obligations set forth in the contract. Under the contracts, each is paid an annual base salary ($275,000 in the case of Mr. Call and $215,000 in the case of Mr. Kelly) and is eligible to receive performance bonuses of up to a certain percentage (50% in the case of Mr. Call and 40% in the case of Mr. Kelly) of his base salary for each fiscal year he is employed if the Company achieves certain goals for such fiscal year. In addition, Mr. Call was eligible to receive a $100,000 signing bonus payable on January 16, 1995 (in lieu of which, he received stock options immediately exercisable to purchase 20,000 shares of Common Stock at a cash exercise price of $8.50 per share, pursuant to an Executive Incentive Agreement dated February 7, 1995, between Mr. Call and the Company), and a $100,000 guaranteed bonus for fiscal 1995 which was paid in March 1996. Furthermore, under the terms of Mr. Call's contract, on February 7, 1995, Mr. Call received stock options to purchase an aggregate of 100,000 shares of Common Stock at a cash exercise price of $8.50 per share (stock options to purchase 40,000 shares of Common Stock vested immediately and the remaining stock options vest over a three year period in equal annual increments from the date of grant) and, under the terms of Mr. Kelly's contract, on February 7, 1995, Mr. Kelly received stock options to purchase 40,000 shares of Common Stock at a cash exercise price of $8.50 per share which vest over a five year period in equal annual increments from the date of grant.

     The employment contracts also provide that if the Company terminates the employment of either executive other than for Cause or Disability or if either executive terminates his employment as a result of Constructive Termination (in each case as defined in the contracts), the Company is obligated to pay such executive a lump sum payment equal to (i) his base salary through the date of such termination, (ii) his annual base salary, and (iii) any compensation previously deferred by him, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses. In addition, upon such termination, the Company is obligated to provide for his continued participation for a period of twelve months in certain fringe benefit programs.

     If the Company terminates either executive's employment for Cause or Disability or if either executive voluntarily terminates his employment (other than as a result of Constructive Termination), pursuant to the terms of the employment contracts, the Company is obligated to pay such executive a lump sum payment equal to (i) his base salary through the date of such termination, and
(ii) any compensation previously deferred by him, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses.

     Edward R. Carlin and David R. Mullins. The terms of the Company's employment contracts with Messrs. Carlin and Mullins are substantially identical. Pursuant to the employment agreements, each dated October 14, 1994, between the Company and each of Mr. Carlin and Mr. Mullins, each is considered an at-will employee and his employment may be terminated at any time subject to the obligations set forth in the contract. Under the contracts, each executive is paid an annual base salary ($215,000 in the case of Mr. Carlin and $157,500 in the case of Mr. Mullins (which amount was increased to $215,000 in February
1995)), and is eligible to receive performance bonuses of up to a certain percentage (35% in the case of Mr. Carlin and 40% in the case of Mr. Mullins) of his base salary for each fiscal year he is employed if the Company achieves certain goals for such fiscal year. In addition, Mr. Carlin received a $30,000 guaranteed bonus on March 1, 1995, and was eligible to receive a retention bonus of $75,000 of which $25,000 was payable on October 14, 1995, and the remaining $50,000 was payable on the day immediately preceding the 1996 annual meeting. Mr. Mullins was awarded a retention bonus of $60,000 by the Board (as recommended by the Compensation Committee) on February 7, 1995. In the event of a Change of Control (as defined in the contracts), the performance bonus for the period in which such Change of Control occurs will be considered to be fully earned without regard to the performance criteria established for such period and the Deferred Portion (as defined in the contracts) of any performance bonuses previously earned by such executive prior to such Change of Control will immediately be due and payable.

     A Change of Control (as defined in the foregoing employment contracts) occurred upon the resignation of all of the directors, other than Mr. Goodfriend, on January 5, 1995. As a result of such Change of Control and pursuant to the Executive Incentive Agreements dated February 7, 1995, executed between the Company and Mr. Carlin, Mr. Carlin received (i) a cash payment of $25,000 in March 1995, and (ii) stock options immediately exercisable to purchase 10,000 shares of Common Stock at a cash exercise price of $8.50 per share in lieu of his entitlement to receive a retention bonus of $50,000. Mr. Mullins received stock options immediately exercisable to purchase 12,000 shares of Common Stock at a cash exercise price of $8.50 in lieu of a $60,000 bonus pursuant to the Executive Incentive Agreement dated February 7, 1995, between the Company and Mr. Mullins. See "Executive Compensation Tables."

     The employment contracts also provide that if the Company terminates the employment of either executive other than for Cause or Disability and not within a three year period commencing on a Change Of Control Date (in each case as defined in the contracts), the Company is obligated to continue to pay him his annual base salary for a period of twelve months following the date of such termination (such amount to be offset by any compensation payable to such executive through subsequent employment). In addition, upon such termination, the Company is obligated to pay such executive the unpaid Deferred Portion of all performance bonuses he had previously earned prior to the date of such termination and any unpaid retention bonuses (in each case provided such termination was not for Poor Performance, as defined in the contracts), and to provide for his continued participation for a period of eighteen months in certain fringe benefit programs.

     The employment contracts further provide that if, within a three year period commencing on a Change of Control (as defined in the contracts), the Company terminates such executive's employment other than for Cause or Disability, or such executive terminates his employment as a result of Constructive Termination (as defined in the contracts), the Company is obligated to pay him a lump sum payment equal to (i) such executive's base salary through the date of such termination, (ii) such executive's annual base salary, and
(iii) any compensation previously deferred by such executive, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses. In addition, upon such termination, the Company is obligated to provide for such executive's continued participation for a period of eighteen months in certain fringe benefit programs. Pursuant to the employment contracts, upon a Change of Control, the Company is obligated to fund its anticipated payments to such executive through the Goody's Family Clothing Benefit Protection Trust Agreement (see below for a description of this trust agreement), whether or not such executive's employment with the Company has been terminated as set forth above.

     In the event of the termination of the employment by the Company of Mr. Carlin or Mr. Mullins, prior to January 5, 1998, the severance payments receivable by such executive would reflect the Change of Control that occurred on January 5, 1995, assuming satisfaction of the other conditions contained in such executive's employment contract.

     If the Company terminates the executive's employment for Cause or Disability, pursuant to the terms of the employment contracts, the Company is obligated to pay such executive a lump sum payment equal to (i) such executive's base salary through the date of such termination, and (ii) any compensation previously deferred by such executive, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses.

     Goody's Family Clothing, Inc. Benefit Protection Trust Agreement. The Company entered into such trust agreement with Bank South, N.A., as trustee (the "Trustee"), on November 15, 1994. Pursuant to this trust agreement, the Company established an irrevocable grantor trust to, among other things, assist it in meeting its obligation to pay certain severance payments to certain executives of the Company upon a Change of Control (as defined in the trust agreement) in accordance with employment contracts between the Company and each such executive. Upon establishment of the trust in November 1994, the Company made an initial contribution to the trust of $10,000 and provided an irrevocable letter of credit in the amount of $500,000. On or prior to a Change of Control, the Company is obligated to contribute an amount equal to all severance payments that are or may become due to covered executives as a result of such Change of Control. Under the trust agreement, the Trustee shall hold and invest any contributions by the Company as a single trust but shall maintain separate accounts for each covered executive. Subject to certain notice requirements and other conditions (in each case as more fully described in the trust agreement), a covered executive shall become entitled to a distribution from the trust at any time such executive is entitled to receive certain severance payments from the Company as a result of a Change of Control in accordance with the employment contract between such executive and the Company. As a result of the Change of Control that occurred on January 5, 1995, the Company contributed an additional $1,272,800 in investment securities to the trust.

COMPENSATION COMMITTEE REPORT

     Background. With the reinstatement of Mr. Robert M. Goodfriend as the Chairman and Chief Executive Officer of the Company in January 1995, the Company rehired two executives, Messrs. Call and Kelly, and elected four non-employee directors. Including Mr. Goodfriend, the Company currently has seven executive officers and six directors. Three of the non-employee directors, Ms. Turnbull (Chair), and Messrs. Clayton and Koppel, were appointed as members of the Compensation Committee in January 1995.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry who the Company believes will be (or who are) valuable employees. The design and implementation of such program continually evolves as the Company grows but is primarily based on providing compensation opportunities that are competitive with retail companies of similar size and linking executives' compensation with the Company's annual and long-term financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. The three principal components of the Company's executive compensation program are annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash each year and long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary. With the exception of Mr. Goodfriend, the Company's principal shareholder and Chief Executive Officer (which is discussed in greater detail below), executives' base salaries in fiscal 1995 were determined through direct negotiations between the Company and the executives based upon responsibility and performance and are believed to be generally reflective of competitive conditions in the marketplace for executives of comparable talent and experience.

     Short-Term Incentive Compensation. The short-term incentive compensation component consists of performance bonuses paid to eligible executives which are calculated as a percent of their base salaries. Based on predetermined target levels of the Company's earnings set annually by the Compensation Committee (with the assistance of management) and approved by the Board, each eligible executive could receive between 50% and 150% for fiscal 1995 (between 10% and 150% for fiscal 1996) of their respective stated performance bonuses. With the approval of the Board, the Compensation Committee, upon management's recommendation, has the discretion to award additional bonuses if warranted by an executive officer's exceptional service to the Company. With respect to fiscal 1995, because the target level of earnings was not achieved, no bonuses were awarded to executive officers except for (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend which is discussed below, (ii) certain guaranteed bonuses amounting to $130,000 to two executive officers payable under their employment contracts with the Company, and (iii) certain discretionary bonuses amounting to $24,000 to three executive officers based on their exceptional services to the Company.

     Long-Term Incentive Compensation. The long-term incentive compensation component currently consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. Generally, the exercise price of stock options represents the fair market value of the Common Stock on the date of grant, and the stock options become exercisable in 20% increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options promotes greater interest on the part of executives in the welfare of the Company by allowing them to share in the Company's success as measured by an appreciation in the value of the Common Stock and is beneficial in aligning the interests of the executives with the Company's shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company. Stock options granted on the date of hire reflect the results of negotiations between the Company and the recipient. See "Report of Compensation Committee on Option Repricings."

     CEO Compensation. Mr. Goodfriend does not have an employment contract with the Company and thus his compensation is determined annually. The full Board (other than Mr. Goodfriend) determined his compensation for fiscal 1995 based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry. Since February 1993, Mr. Goodfriend's annual base salary has been $500,000, and he has also received guaranteed bonuses in fiscal 1993 and fiscal 1995 of $250,000 and $100,000, respectively. Such guaranteed bonuses were granted to Mr. Goodfriend so as to provide him with cash compensation generally equivalent to that paid him in prior years. Since fiscal 1994, Mr. Goodfriend has been participating in the incentive bonus plan discussed above, and the Compensation Committee intends to increase the proportion of Mr. Goodfriend's compensation tied to the Company's profitability. Mr. Goodfriend is eligible to receive a performance bonus of up to 150% of his base salary for fiscal 1996 if the Company achieves certain goals for such fiscal year. Mr. Goodfriend did not participate in any of the Company's stock option plans for fiscal 1995; however, he may participate in future years.

     The total cash and non-cash compensation which Mr. Goodfriend may receive in fiscal 1996 may exceed $1 million. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the excess over $1 million, if any, will not be deductible by the Company for tax purposes. The Compensation Committee expects that the amount of any non-deductible compensation paid to Mr. Goodfriend will be immaterial. No other executive of the Company will receive compensation in excess of $1 million for fiscal 1996.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          JAMES L. CLAYTON
                                          ROBERT F. KOPPEL

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

                     TABLE IV -- TEN YEAR OPTION REPRICINGS

     The following table presents information regarding certain stock options granted to executive officers of the Company which were terminated and replaced with new stock options since the Company's initial public offering in October 1991. Since such date, the only time the Company has repriced stock options was in June 1995. The Company has never granted any SARs.

                           TEN YEAR OPTION REPRICINGS

                                           Number of                                              Length of
                                           Securities   Market Price     Exercise                  Original
                                           Underlying   of Stock at      Price at                Option Term
                                            Options       Time of        Time of                 Remaining at
                                            Repriced    Repricing or   Repricing or     New        Date of
                                               or        Amendment      Amendment     Exercise   Repricing or
             Name                 Date     Amended(#)       ($)            ($)        Price($)    Amendment
- - -------------------------------  -------   ----------   ------------   ------------   --------   ------------
Edward R. Carlin...............  6/21/95     35,000         11.38          17.25        11.38      108 months
  (Executive Vice President,
  Chief Financial Officer and
  Secretary)
Carmen Monaco..................  6/21/95     30,000         11.38          16.67        11.38       86 months
  (Senior Vice President,
  Marketing and Advertising)
David R. Mullins...............  6/21/95      7,500         11.38          22.83        11.38       90 months
  (Senior Vice President, Store
  Operations)

REPORT OF COMPENSATION COMMITTEE ON OPTION REPRICINGS

     The Compensation Committee believes that granting stock options promotes greater interest on the part of employees in the welfare of the Company by allowing them to share in the Company's success as measured by an appreciation in the value of the Common Stock. The Compensation Committee also believes that grants of stock options align the interests of the employees with the Company's shareholders. Accordingly, stock options are the form of long-term incentives utilized by the Company. Based in part upon the recommendation of members of senior management who would not receive repriced stock options, the Compensation Committee (with the Board's approval) offered to replace out-of-the-money stock options exercisable at $13.00 per share or more with new non-vested stock options exercisable at the current market price of the Common Stock which vest in equal increments over five years from the date of repricing. The Compensation Committee's determination was made in order to restore the utility of stock options as a meaningful incentive. The Compensation Committee believed that this measure was appropriate by virtue of the fact that the composition of the Board and senior management underwent significant changes in fiscal 1994 and 1995. As a result, stock options to purchase an aggregate of 118,250 shares of Common Stock held by twenty-four employees of the Company (with per share exercise prices ranging from $13.00 to $22.83 and expiration dates ranging from February 2002 to July
2004) were replaced with new stock options exercisable at $11.38 per share, the fair market value of the Common Stock on the date of grant. The replacement stock options vest in 20% increments over five years and expire ten years from the date of grant (i.e., June 20, 2005), and, therefore, in accepting the exchange for lower-priced stock options, optionees agreed to forfeit the vesting rights they had accrued with respect to the replaced stock options.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          JAMES L. CLAYTON
                                          ROBERT F. KOPPEL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 1995 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's Chairman and Chief Executive Officer and its President and Chief Operating Officer. The Compensation Committee currently consists of Messrs. Clayton and Koppel and Ms. Turnbull, none of whom is or was an officer or other employee of the Company or had any other relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions."

PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for the period beginning in October 1991, the month of completion of the Company's initial public offering and ending on February 3, 1996. The Comparable Company Index is based on information from Burlington Coat Factory Warehouse, Catherines Stores Corporation, Cato Corporation, Clothestime Inc., Consolidated Stores Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Jamesway Corp., Kohls Corporation, MacFrugals Bargains, Merry-Go-Round Enterprises, Inc., Ross Stores, Inc., Stein Mart, Inc. and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

                                   [GRAPH]

                                    GOODY'S
                                    FAMILY
      MEASUREMENT PERIOD           CLOTHING,      S&P 500 IN-
    (FISCAL YEAR COVERED)            INC.             DEX         PEER GROUP
OCTOBER 91                              100.00          100.00          100.00
JANUARY 92                              186.67          104.96          110.62
JANUARY 93                              241.67          116.06          131.24
JANUARY 94                              137.50          131.01          117.66
JANUARY 95                               85.00          131.70           96.32
JANUARY 96                               77.59          182.63           95.89

                     PROPOSAL 2 -- APPROVAL OF AMENDMENT TO
                   DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS

INTRODUCTION

     On March 20, 1996, the Board adopted, subject to shareholders' approval, the Directors Plan Amendment whereby the maximum number of shares of Common Stock available for issuance under the Directors Plan would be increased by 100,000 shares.

DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS

     The following is a brief description of the material terms of the Directors Plan; such description is qualified in its entirety by reference to the full text of the Directors Plan itself which is attached hereto as Appendix A.

     Purpose. The purpose of the Directors Plan is to permit the granting of stock options to non-employee directors at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual director fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders as well as to provide a means to attract and retain well-qualified non-employee directors.

     Term. The Directors Plan will terminate on July 7, 2003 (unless terminated by the Board at an earlier date).

     Stock subject to Directors Plan. Currently, the Company has authorized and reserved for issuance upon the exercise of stock options granted under the Directors Plan an aggregate of 50,000 shares of Common Stock. As of April 29, 1996, stock options exercisable to purchase an aggregate of 35,687 shares of Common Stock (with per share exercise prices ranging from $5.69 to $9.50 and expiration dates ranging from July 2013 to June 2015) were outstanding under the Directors Plan and held by an aggregate of 10 former and present non-employee directors. On April 29, 1996, the closing price of the Common Stock was $8.25.

     Administration. The Directors Plan is administered by the Compensation Committee.

     Eligibility. All non-employee directors are eligible to participate in the Directors Plan.

     Grant of Options. Stock options are granted on the date of the annual organizational meeting of the Board following the annual meeting of shareholders to any non-employee director who, no later than the date of such annual organizational meeting, has irrevocably elected to receive a stock option in lieu of all or a specified portion of the cash director fees (the fees which such non-employee director will be entitled to receive during a plan year for serving as a director or as a member of any committee of the Board, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board or its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings) but not including expenses the Company reimburses for attendance at or participation in meetings or fees for any other services to be provided to the Company) expected to be earned by such director for the coming plan year (the twelve-month period beginning on the first day of the third fiscal quarter of the Company and ending on the last day of the second fiscal quarter of the Company).

     Option Shares. The number of shares of Common Stock subject to each stock option granted to any participant for a plan year is determined by a formula which provides that each participant will receive a stock option exercisable to purchase that number of shares of Common Stock equal to the nearest number of whole shares of Common Stock (with cash payment for fractional shares) equivalent to the cash directors fees a director has elected to receive in stock options in lieu of cash divided by the fair market value of a share of Common Stock on the date of grant minus the option exercise price per share of Common Stock (which is 50% of the market value of the Common Stock on the date of grant). The number of shares of Common Stock subject to stock options is adjusted at the end of each plan year to reflect each director's actual attendance or participation in meetings of the Board and its committees.

     Transfer of Options. Stock options are not transferable other than by will or the laws of intestate succession and may only be exercised by a participant or (in the event of his/her disability) his/her guardian or (in the event of death) his/her legal representative or beneficiary.

     Vesting; Termination. No stock option may be exercised before the twelve-month anniversary of the date of grant; provided, however, that stock options become immediately exercisable upon a holder's retirement as a director because of age, death or disability. Stock options expire twenty years from the date of grant. Except as hereinafter provided, stock options do not terminate upon a holder's termination as a director for any reason (including retirement because of age, death or disability). That portion of a stock option attributable to any portion of fees which are not earned by the holder due to termination as a director or because of lack of attendance or participation in meetings of the Board and its committees will automatically be canceled. Upon the death of a participant, his/her stock options will expire on the earlier of the first anniversary of his/her death or the specified expiration of the stock option; provided, however, that a stock option which is not exercised prior to the first anniversary of a holder's death shall be deemed exercised on such first anniversary to the extent the then aggregate fair market value of the shares subject to the stock option exceeds the aggregate exercise price thereof and payment of such exercise price shall be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the stock option, the fair market value of which on such anniversary is equal to the exercise price.

     Federal Income Tax Matters. The following is a summary of the current federal income tax laws and regulations governing the issuance of stock options under the Directors Plan and does not purport to be a complete description of the federal income tax aspects of the Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular participant in the Directors Plan. Each participant in the Directors Plan should consult a tax advisor for advice pertaining to his or her particular circumstances.

     The holder of a stock option awarded under the Directors Plan will recognize no income as a result of the grant of such option. Upon the exercise of a stock option, a holder generally will recognize compensation income equal to the difference between the exercise price of the stock option and the market value of the Common Stock on the exercise date. The tax basis of the Common Stock acquired upon the exercise of a stock option will be equal to the sum of
(i) the exercise price, and (ii) the amount included in the holder's income as a result of the exercise of such option. Any additional gain or any loss recognized upon the subsequent disposition of the acquired Common Stock will be a capital gain or loss, provided that the holder holds the shares of Common Stock as a capital asset (i.e., generally for investment purposes), and such capital gain or loss will be a long-term capital gain or loss if the Common Stock is held for more than one year.

     The Company will, subject to the usual rule of reasonableness of compensation and the Company satisfying its reporting requirements, be entitled to a deduction in connection with the exercise of a stock option at such time and to the extent that the holder recognizes ordinary income.

     If a holder surrenders shares of Common Stock in payment of the exercise price of a stock option under the Directors Plan, he will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     The Directors Plan is not qualified under Section 401(a) of the Code.

     Section 162(m) of the Code generally disallows publicly-held corporations a tax deduction for compensation over $1 million paid to its chief executive officer and certain other highly compensated employees ("Covered Employees"). Because only non-employee directors will be granted stock options under the Directors Plan and such non-employee directors are not considered Covered Employees under Section 162(m) of the Code, it is not expected that the compensation element of stock options granted under the Directors Plan will be subject to the deduction limitations of Section 162(m) of the Code.

NEW PLAN BENEFITS TABLE

     The following table presents information regarding stock options anticipated to be granted under the Directors Plan to non-employee directors as a group in the coming plan year assuming approval of the Directors Plan Amendment and assuming that all non-employee directors elect to receive 100% of their cash directors fees for the coming plan year in the form of discounted stock options. The following calculations are based on an April 30, 1996 grant date and are subject to adjustment at the end of the 1996 plan year to reflect each director's actual attendance or participation in meetings of the Board and its committees.

                               NEW PLAN BENEFITS
            DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS (AS AMENDED)

                                                                                       NUMBER OF
                                                                                     SHARES SUBJECT
                        NAME AND POSITION                           DOLLAR VALUE     TO OPTIONS(1)
- - ------------------------------------------------------------------  ------------     --------------
Non-employee Director Group (4 individuals).......................    $ 84,000            20,364
Nominee for election as director (1 individual)...................    $ 21,000             5,091

- - ---------------

(1) Based on the difference between the exercise price of the stock options and the $8.25 closing price of the Common Stock on April 29, 1996.

REASON FOR DIRECTORS PLAN AMENDMENT

     Currently, the maximum number of shares of Common Stock which may be issued pursuant to the Directors Plan is 50,000 shares of Common Stock. The Directors Plan Amendment would increase the maximum number of shares of Common Stock available for issuance under the Directors Plan by 100,000 shares of Common Stock, bringing the total number of shares of Common Stock issuable under the Directors Plan to 150,000 shares of Common Stock. The adoption of the Directors Plan Amendment will enable the Company to continue to pay directors fees with stock options rather than cash and to continue to attract, retain and motivate non-employee directors. It is estimated that the current number of shares of Common Stock authorized for issuance under the Directors Plan will be exhausted at the Board meeting planned for June 19, 1996, following the Annual Meeting.

VOTE REQUIRED

     Approval of the Directors Plan Amendment requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, beneficially owns approximately 60.5% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the approval of the Directors Plan Amendment. Accordingly, the affirmative vote of Mr. Goodfriend will be sufficient to approve the Directors Plan Amendment.

                YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
                         THE DIRECTORS PLAN AMENDMENT.

                              CERTAIN TRANSACTIONS

     On January 26, 1991, the Company redeemed all 2,651 shares of its then outstanding preferred stock, all of which were owned by the Company's founder, Mr. M. D. Goodfriend, and his wife, for their stated redemption value of $2,651,000. Of such amount, $500,000 was paid in cash at closing and the balance was funded by a promissory note from the Company which bears interest at 10% per annum and is amortized over the ten-year term of the note. During fiscal 1995, the Company paid $350,000 of principal and interest on this note. As of April 29, 1996, the principal balance due on this note was $1,327,000. Mr. M. D. Goodfriend was the retiring Chairman of the Board at the time of this transaction and is the father of Mr. Robert M. Goodfriend, the Company's current Chairman and Chief Executive Officer.

     In January 1995, the Company sold its distribution center located in Athens, Tennessee to Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Robert M. Goodfriend is a director and less than 5% shareholder, for $520,000, its fair market value as determined based upon an appraisal of the property by an arms-length third party, and realized a gain of $20,000. The Company subsequently entered into a lease with the bank in connection with this property which expires on January 1, 1998 (subject to renewal at the option of the Company for an additional two years), and provides for annual rental payments of $40,000. The aggregate rental payments to the bank for this space in fiscal 1995 were $40,000. The Company primarily uses this space for storage.

     Since 1987 the Company has leased a store in Athens, Tennessee from an irrevocable trust established for the benefit of the children of Mr. Robert M. Goodfriend. The Athens store was originally developed as a prototype for future store expansion and accordingly construction and development costs for this store were higher than the Company would normally have experienced. Prior to February 1995, the lease for this arrangement provided for annual rental payments of $416,500 based on the amortization of the costs to construct the store during the initial term of the lease and the real property taxes. In February 1995, the lease for this arrangement was amended to encompass certain retail space adjacent to the store which the Company has used as a shoe department since October 25, 1993. The amendment increased the monthly rent by $1,000 ($34,708 to $35,708) which reflected a calculated Company-wide cost per square foot of retail space per square foot of sales. This calculation was performed to determine a rate reflecting an arm's length transaction. The lease for the store expires in May 1998 and the lease for the shoe department space expired on July 31, 1995. Although management believes that the current annual rental amount is reasonable (based on construction costs for the prototype store), an Internal Revenue Service audit conducted in fiscal 1990 disallowed $49,000 of the Company's deduction of $416,500, the then annual store rental amount, on the basis that the rent did not reflect fair market value for the property. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 1995 were $443,340.

     The Company maintains and pays the premiums on "split dollar" insurance policies on the life of Mr. Robert M. Goodfriend. During fiscal 1995, the Company paid premiums of $54,000 for one of such policies. The beneficiary under these policies is a trust established by Mr. Goodfriend for the benefit of his children and controlled by him. Upon the death of Mr. Goodfriend, the $35 million in benefits payable under these policies will be split between the Company and the trust, such that the Company is first reimbursed for all premium payments previously made by it and the remaining proceeds are paid to the trust. The purpose of these life insurance policies is to assist the beneficiaries of the estate of Mr. Goodfriend in paying estate taxes and thereby avoid the impact upon the Company of a forced sale of a large number of shares of Common Stock. The trust has assigned to the Company an interest in the cash value of the life insurance policies to the extent of cumulative premiums paid. The Company's balance sheet for fiscal 1995 included $1,987,000 related to these policies in "Other assets."

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan, matches employee contributions to the Hospital on a 100% basis, and makes direct contributions to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 1995 was $314,499. Such contributions represented less than 1% of the Hospital's total revenues for its last fiscal year ended June 30, 1995.

     During fiscal 1994, the employment relationship of Mr. John R. Thompson, who had previously served as Executive Vice President -- Business Systems and Logistics and Chief Information Officer of the Company, was terminated. The Company agreed to pay Mr. Thompson an aggregate of $100,000 in severance payments upon the termination of his employment with the Company, such amount payable in thirteen bi-weekly payments commencing on or about February 10, 1995. The Company also transferred title of the automobile (valued at $28,650) to him, which the Company provided to him during his employment. Furthermore, the Company agreed to provide for Mr. Thompson's continued participation for a period of six months in certain fringe benefit programs. These additional payments aggregated $7,486.

     Mr. Arthur H. Griffiths, who had previously served as Senior Vice President -- Real Estate of the Company, resigned from the Company effective March 31, 1995, and, pursuant to a Separation Agreement and General Release between him and the Company, the Company continued to pay him based on his annual salary of $175,000 through October 6, 1995, and provided for his continued participation through such date in certain fringe benefit programs. These additional payments aggregated $8,429.

     Ms. Sally R. Weaver, who had previously served as Vice President, Secretary and General Counsel of the Company, resigned from the Company effective April 21, 1995, and pursuant to a Separation Agreement and General Release between her and the Company, the Company continued to pay her based on her annual salary of $155,000 through September 8, 1995, and provided for her continued participation through such date in certain fringe benefit programs. These additional payments aggregated $5,942. In addition, the Company transferred title of the automobile (valued at $23,200) to her, which the Company provided to her during her employment.

     As a result of the resignation of all of the directors, other than Mr. Goodfriend, on January 5, 1995, a Change of Control occurred under the terms of the employment contracts with the Company and certain executive officers, and such executive officers became entitled to receive certain performance and retention bonuses. Certain of the executive officers agreed to accept stock options to purchase shares of Common Stock in lieu of cash payments. In connection therewith, during fiscal 1995, Mr. Carmen Monaco received stock options immediately exercisable to purchase 30,000 shares of Common Stock at a cash exercise price of $8.50 per share and Mr. John R. Thompson received $151,667 in cash. As previously discussed, Mr. David R. Mullins received stock options immediately exercisable to purchase 12,000 shares of Common Stock at a cash exercise price of $8.50 per share and Mr. Edward R. Carlin received $55,000 in cash and stock options immediately exercisable to purchase 10,000 shares of Common Stock at a cash exercise price of $8.50 per share. See "Executive Compensation and Other Information -- Employment and Termination Arrangements with Named Executive Officers."

     From January 1990 until February 1995, the Company used as a retention basin for the Company's corporate headquarters and distribution center certain property owned by Mr. Goodfriend which is contiguous to the corporate headquarters and distribution center. There was no formal or informal agreement between the Company and Mr. Goodfriend as to reimbursement by the Company for its use of such property until February 1995. At such time, the Board, upon the recommendation of the Audit Committee, authorized the payment of $176,418 to Mr. Goodfriend with respect to the Company's use of such property from January 1, 1990, through January 27, 1995, and authorized the purchase of such property for a purchase price of $518,691. Such purchase occurred on March 30, 1995. Management believed that the purchase of such property was necessary for the Company since the retention basin was required to obtain a building permit for the buildings and no other property could be used by the Company as a retention basin without considerable extra expense. Both payments were determined based upon appraisals of such property by arm's-length third parties. In connection with such purchase, on March 30, 1995, the Company received a right of first refusal from Mr. Goodfriend concerning certain land he owns that abuts the entrance to the corporate headquarters complex. The aggregate rental payments to Mr. Goodfriend for this space in fiscal 1995 were $5,784.

     Since the commencement of construction in July 1993 with respect to an addition to the Company's distribution center in Knoxville, the Company has used certain property owned by Mr. Robert M. Goodfriend which is located across the street from such distribution center as a staging area for the contractor involved in such construction. Among other things, the contractor has used such property for the placement of a temporary office, a holding area for construction supplies and the parking of construction vehicles. There was no formal or informal agreement between the Company and Mr. Goodfriend as to reimbursement by the Company for its use of such property until February 1995. At such time, the Board, upon the recommendation of the Audit Committee, authorized the execution of a lease for such property with Mr. Goodfriend providing for monthly rental payments of $1,917. These payments were determined based upon appraisals of comparable properties by arm's-length third parties. Management had considered using other property the Company owned as a staging area but determined that it was not feasible since it would be too disruptive, destructive and unsightly and the Company would have to relandscape the property after such use. The term of the lease was from July 12, 1993 to September 30, 1995. Upon execution of the lease, the Company paid $38,333 to Mr. Goodfriend with respect to rental payments calculated from July 12, 1993, until the date of such execution. The aggregate rental payments to the Mr. Goodfriend for this space in fiscal 1995 were $15,334.

                                    AUDITORS

     Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder of the Company wishing to submit a proposal for action at the Company's annual meeting of shareholders to be held in 1997 and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices no later than the close of business on February 1, 1997, and must otherwise comply with the rules of the Commission relating to shareholder proposals.

                                    GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. to distribute and solicit proxies for the Annual Meeting at an expected cost of $15,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 29, 1996, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Shareholders who are present.

                                 ANNUAL REPORT

     A copy of the Company's 1995 Annual Report to Shareholders is enclosed herewith. The Annual Report is not part of the proxy solicitation material.

                                          /s/ Edward R. Carlin
                                          -------------------------
                                          Edward R. Carlin
                                          Secretary
May 17, 1996

                                                                      APPENDIX A

                         GOODY'S FAMILY CLOTHING, INC.
                   DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS

     1. Purpose. The purpose of this Discounted Stock Option Plan for Directors (the "Plan") of Goody's Family Clothing, Inc. (the "Company"), a Tennessee corporation, is to permit the granting of stock options to Directors of the Company who are not employees of the Company ("Directors" or a "Director") at an exercise price less than market value at the date of grant as an alternative to the payment of Directors' fees in cash, thereby advancing the interests of the Company by encouraging and enabling the acquisition of its common stock by Directors whose judgment and ability are relied upon by the Company for the attainment of its long-term growth and development. Accordingly, the Plan is intended to promote a close identity of interests among the Company, the Directors, and its shareholders, as well as to provide a means to attract and retain well-qualified Directors.

     2. Effective Date and Term of Plan. The Plan shall become effective upon such date as it may be approved by the shareholders of the Company and shall remain in effect for ten years from the date on which it is so approved or until termination by the Board of Directors of the Company (the "Board"), whichever occurs first.

     3. Stock Subject to the Plan. There are authorized for issuance or delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 50,000 shares of the Company's common stock, no par value ("Common Stock"), subject to adjustment as provided hereinafter in Section 6. Such shares may be, as a whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares which have been reacquired by the Company. If any option issued under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the shares of Common Stock which have not been purchased thereunder shall again become available for the purposes of this Plan.

     4. Plan Administration:

          (a) The Plan shall be administered by the Compensation Committee (the "Committee"), which shall consist of not less than two Directors appointed by the Board.

          (b) The Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

          (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

          (d) An Administrator of the Plan may from time to time be appointed by the Committee. If appointed, such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Committee. The Administrator shall be in the employ of the Company, and shall be compensated for services and expenses by the Company according to its normal employment policies without special or additional compensation, other than reimbursement of expenses, if any, for his or her services as the Administrator.

     5. Terms and Conditions: Stock Option Awards. Each option granted under the Plan shall be evidenced by a written award document in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which document shall comply with and be subject to the following terms and conditions:

          (a) Option Grant Dates. Options shall be granted as of the date of the annual organizational meeting of the Board which is held following the Company's annual meeting of shareholders, to any Director who, no later than the date of such annual organizational meeting of the Board (and subject to such other rules as the Committee may adopt from time to time), has filed with the Company an irrevocable election to receive a stock option in lieu of all or a specified portion (expressed in terms of a percentage of Annual Director Compensation) of the Annual Director Compensation (as defined in Subsection 5(b)) expected to be earned by such Director for a twelve-month period beginning on the first day of the third fiscal quarter of the Company and ending on the last day of the second fiscal quarter of the Company ("the Plan Year"). A separate election must be made for each Plan Year, although a Director may specify that a particular election shall apply to future Plan Years unless amended or revoked: provided, however, that no amendment or revocation may be made during a Plan Year with respect to such Plan Year. The Director shall not be entitled to receive in cash any portion of Annual Director Compensation for which an election has been made to receive an option.

          (b) Option Formula. The number of shares of Common Stock subject to each option granted to any Director for a Plan Year shall be equal to the nearest number of whole shares of Common Stock with cash payment for fractional shares, determined in accordance with the following formula:

            Annual Director Compensation
          --------------------------------     =   Number of Shares
           Fair Market Value minus Option
                   Exercise Price

"Option Exercise Price" and "Fair Market Value" shall be defined as set forth in Subsection 5(c). "Annual Director Compensation" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director or as a member of any committee of the Board pursuant to the policy in effect for each Plan Year, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board of any committee thereof; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Annual Director Compensation, the Annual Director Compensation for purposes of the foregoing formula shall equal the portion of the Annual Director Compensation so elected. To the extent that a portion of Annual Director Compensation includes fees for attending or participating in meetings of the Board or any committee thereof, for purposes of the election to be made pursuant to Subsection 5(b), the Committee shall advise each director, in advance of the next Plan Year, of the number of such meetings anticipated to be held during such Plan Year and the election may take the fees related thereto into account. To the extent fewer or greater such meetings are actually held during the Plan Year, an appropriate adjustment shall be made in the number of shares of Common Stock subject to any option awarded. For purposes of this Plan, "Annual Director Compensation" shall not include expenses reimbursed by the Company for attendance at or participation in meetings of the Board or any committee of the Board or fees for any other services to be provided to the Company.

          (c) Option Exercise Price. The Option Exercise Price refers to the per share purchase price for Common Stock subject to each option granted under the Plan and that per share purchase price shall be fifty (50%) of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value" with regard to a date means the closing price at which a share of Common Stock shall have been sold on the last trading date prior to that date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal.

          (d) Term and Exercise of Option. Options may be exercised only by written notice to the Company. Payment for all shares of Common Stock purchased pursuant to exercise of an option shall be made (a) in cash; (b) by delivery to the Company of a number of shares of Common Stock which have been beneficially owned by the Director for at least (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery; or (c) in a cashless exercise through a broker. Payment shall be made at the time that the option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the participant. No option granted under the Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; provided, however, that any option granted under the Plan shall become immediately exercisable upon the retirement of the Director because of age, death or disability. No option granted under the Plan shall be exercisable after the expiration of twenty years from the date upon which it is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided in subsections 5(e) and 5(f).

          (e) Termination of Directorship. Except as herein provided, the rights of a Director in an option granted under the Plan shall not terminate upon such Director's termination as a Director for any reason (including retirement because of age, death or disability). That portion of an option granted under the Plan which is attributable to any portion of the Annual Director Compensation which is not earned due to termination as a Director or as a member of a committee of the Board (for any reason) or because of lack of attendance or participation in any meeting of the Board or any committee thereof shall automatically abate and be canceled.

          (f) Death of Director. Any option granted to a Director and outstanding on the date of his or her death may be exercised by the administrator of such Director's estate, the executor under his or her will, or the person or persons to whom the option shall have been validly transferred by such executor of administrator pursuant to the will or laws of intestate succession, but not beyond the first to occur of (i) the first anniversary of the Director's death, or (ii) the specified expiration date of the option; provided, however, that an option that is not exercised prior to the first anniversary of the Director's death shall be deemed exercised on the first anniversary of the date of death to the extent the then aggregate Fair Market Value of the shares subject to the option exceeds the aggregate Option Exercise Price and payment of such exercise price shall be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the option the Fair Market Value of which on such anniversary is equal to the exercise price. If the Fair Market Value of the Stock on the first anniversary of the Director's death equals or is less than the option exercise price, then the option shall be deemed to have expired unexercised.

     6. Changes in Capitalization. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares of other property (other than ordinary cash dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin-off, split-off or other distribution with respect to such shares of common stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

     7. Limitation of Rights:

          (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a participant as a Director for any period of time, or at any particular rate of compensation.

          (b) No Shareholders' Rights for Options. The holder of an option granted under the Plan shall have no rights as a shareholder with respect to the shares covered by his or her options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          (c) No Right to Participate as an Employee Director. A Director's right to participate in the Plan shall automatically terminate if and when a Director becomes an employee of the Company. That portion of an option granted under the Plan which is attributable to any Unearned Annual Director Compensation shall automatically abate and be canceled. "Unearned Annual Director Compensation" shall mean any portion of Annual Director Compensation which relates to attendance or participation in any meeting of the Board or any committee thereof occurring after the date the Director's employment by the Company commences, or which consists of a retainer earned after such date.

     8. Transferability:

          (a) Options are not transferable other than by will or the laws of intestate succession. No transfer by will or by the laws of intestate succession shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

          (b) Only the participant, or in the event of disability, his or her guardian, or in the event of death, his or her other legal representative or beneficiary, may exercise options and receive deliveries of shares.

     9. Amendment, Modification and Termination. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board, without approval of the Company's shareholders, may
(i) increase the total number of shares of Common Stock available under the Plan in the aggregate (except as otherwise provided in Section 6), (ii) extend the period during which any option may be exercised, (iii) extend the term of the Plan, (iv) change the option price or (v) alter the class of persons eligible to receive options. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to an option previously granted.

     10. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Corporate Secretary of the Company and shall become effective when it is received.

     11. Restrictions on Delivery and Sale of Shares: Legends. Each option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under options then outstanding, the Committee may require, as a condition of exercise of any option or as a condition to any other delivery of Common Stock pursuant to an option, that the Director represent, in writing, that the shares received pursuant to the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares issued pursuant to an option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

                                          GOODY'S FAMILY CLOTHING, INC.

                                          By:

                                            ------------------------------------
                                                   Chairman of the Board

ATTEST:

- - --------------------------------------
Secretary

[CORPORATE SEAL]

                        [GOODY'S FAMILY CLOTHING LOGO]

                                                                      APPENDIX A


                                     PROXY
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOODY'S FAMILY
                                 CLOTHING, INC.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 17, 1996, and does hereby appoint Mr. Robert M. Goodfriend and Mr. Harry M. Call, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 19, 1996, at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock:

1. ELECTION OF DIRECTORS

          / / FOR all nominees listed below                        / / WITHHOLD AUTHORITY
            (except as marked to the contrary below)                 to vote for all nominees listed below

   NOMINEES: IRWIN L. LOWENSTEIN and CHERYL L. TURNBULL as Class I Directors (for a term expiring at the 1999 Annual Meeting of Shareholders)

   (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided.)

- - --------------------------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS

                  / / FOR       / / AGAINST       / / ABSTAIN
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                            TO BE SIGNED ON OTHER SIDE

                              (Continued from front)
      This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of the nominees for director named herein and approval of an amendment to the Discounted Stock Option Plan for Directors.

                                                    (Signature(s))

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    Dated:
                                                          ----------------------

                                                    Please sign exactly as
                                                    name(s) appears hereon, and
                                                    when signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, give
                                                    your full title as such. If
                                                    the signatory is a
                                                    corporation, sign the full
                                                    corporate name by a duly
                                                    authorized officer. When
                                                    shares are held by joint
                                                    tenants, both should sign.

            PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY